                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                          CROWLEY MARITIME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                          N/A
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     4)  Proposed maximum aggregate value of transaction:

                                          N/A
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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

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

                            (CROWLEY MARITIME LOGO)

                          CROWLEY MARITIME CORPORATION

                                                                  April 19, 2004

Dear Stockholders:

     You are cordially invited to attend the 2004 annual meeting of the stockholders of Crowley Maritime Corporation (the "ANNUAL MEETING") to be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday, May 20, 2004, at 9:00 a.m. (Pacific Daylight
Time). At this year's Annual Meeting, stockholders will be asked to: (a) elect eight directors; and (b) approve the Crowley Maritime Corporation 2004 Management Incentive Plan. Additional information about the Annual Meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating and mailing the enclosed proxy will be appreciated.

                                          Sincerely,

                                          /s/ Thomas B. Crowley, Jr.
                                          Thomas B. Crowley, Jr.
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                          President

                          CROWLEY MARITIME CORPORATION
                                155 GRAND AVENUE
                           OAKLAND, CALIFORNIA 94612

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crowley Maritime Corporation will be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday, May 20, 2004, at 9:00 a.m. (Pacific Daylight Time) for the following purposes:

          1. The election of eight directors to serve until the next Annual Meeting of Stockholders.

          2. The approval of the Crowley Maritime Corporation 2004 Management Incentive Plan.

          3. Transaction of any other business that is properly presented at the meeting or any adjournment or postponement of the meeting.

     Our Board of Directors has fixed the close of business on April 9, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Bruce Love
                                          Bruce Love
                                          Secretary

April 19, 2004

                                   IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
Election of Directors.......................................    1
Proposal to Approve the Crowley Maritime Corporation 2004
  Management Incentive Plan.................................    2
Committees of our Board of Directors........................    4
Meetings and Attendance.....................................    5
Communications from Stockholders............................    5
Attendance of Our Annual Meeting by Our Board of
  Directors.................................................    6
Compensation of Directors...................................    6
Certain Relationships and Related Transactions..............    6
Compensation Committee Interlocks and Insider
  Participation.............................................    7
Executive Compensation......................................    7
Compensation Committee And Executive Compensation
  Subcommittee Report.......................................    8
Compliance with Section 162(m) of the Internal Revenue Code
  of 1986...................................................   10
Audit Committee Report......................................   12
Performance Graph...........................................   13
Security Ownership of Certain Beneficial Owners and
  Management................................................   13
Section 16(a) Beneficial Ownership Reporting Compliance.....   15
Auditors....................................................   15
Other Matters...............................................   16
Stockholder Proposals.......................................   16
Appendix 1: Audit Committee Charter.........................  A-1
Appendix 2: Crowley Maritime Corporation 2004 Management
  Incentive Plan............................................  B-1

                          CROWLEY MARITIME CORPORATION
                                155 GRAND AVENUE
                           OAKLAND, CALIFORNIA 94612

                                PROXY STATEMENT

GENERAL INFORMATION

     The following statement is submitted to stockholders to solicit proxies for the Annual Meeting of Stockholders (the "ANNUAL MEETING") of Crowley Maritime Corporation ("CROWLEY" or the "COMPANY") to be held at Ginn House, Preservation Park, located at 660 -- 13th Street, Oakland, California, 94612, on Thursday May 20, 2004, at 9:00 a.m. (Pacific Daylight Time). We have enclosed a proxy for this meeting. This Proxy Statement and the accompanying proxy card were first sent to our stockholders on or about April 19, 2004.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of our Board of Directors and we will pay the cost of this solicitation. These costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and this Proxy Statement. Although the solicitation will be conducted principally by mail, directors, officers and employees of the Company and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy materials to be sent to their principals and the Company will reimburse these persons for their expenses in so doing.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy and at the discretion of the proxy holders on other matters. If no specification is made, the proxies will be voted FOR the nominees for directors and FOR approval of the Crowley Maritime Corporation 2004 Management Incentive Plan (the "2004 PLAN"). A proxy is revocable at any time prior to being voted by providing a signed proxy with a later date, by giving written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     Only stockholders of record at the close of business on April 9, 2004, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on this date, Crowley had outstanding: (a) 89,404 shares of common stock, par value $.01 per share (the "COMMON STOCK"); and (b) 315,000 shares of Series A Junior Convertible Preferred Stock, par value $100 per share (the "PREFERRED STOCK"). Each share of Common Stock has one vote on all matters to come before the Annual Meeting, including the election of directors, and each share of Preferred Stock is entitled to vote with the Common Stock as a single class and has 0.167 of a vote on all matters to come before the Annual Meeting, including the election of directors. The presence in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and the outstanding shares of Preferred Stock constitutes a quorum for the transaction of business at the Annual Meeting. Stockholders who abstain from voting on any or all proposals, as well as broker non-votes, will be counted as present for the purpose of determining the presence of a quorum.

     The election of each nominee for director requires the affirmative vote of a plurality of the votes cast by holders of the outstanding shares of Common Stock and Preferred Stock present in person or represented by a proxy at the Annual Meeting. Votes for the election of directors that are withheld and broker non-votes are excluded entirely from the vote and have no effect on the outcome of the election of directors. The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting is required to approve the 2004 Plan. Abstentions and broker non-votes do not affect the voting calculations.

                               PROPOSAL NUMBER 1.

                             ELECTION OF DIRECTORS

     Pursuant to our Restated Certificate of Incorporation, as amended, and Restated By-laws, the number of directors constituting our whole Board of Directors shall be fixed from time to time by our Board of Directors but shall not be less than six (6) nor greater than ten (10). The number of directors on our Board of Directors is currently fixed at eight (8) members. All eight (8) nominees are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as proxies have discretionary authority to vote for a substitute nominee named by the Company's management, or the Company's Board of Directors may reduce the number of directors to be elected.

     The following table shows Crowley's current directors, all of whom are nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

                                               PRINCIPAL OCCUPATIONS AND BUSINESS            DIRECTOR
NAME OF DIRECTOR                 AGE          EXPERIENCE DURING THE PAST FIVE YEARS           SINCE
----------------                 ---          -------------------------------------          --------
Philip E. Bowles...............  52    President of Bowles Farming Company, Inc. since         1986
                                       1980; Managing Partner of B&N Minerals Partnership
                                       since 1982; and Director and Secretary of Midland
                                       Tractor Company from 1980 until 2003
Molly M. Crowley...............  65    Self-employed real estate investor                      1994
Thomas B. Crowley, Jr. ........  37    Chairman of the Board, President and Chief              1994
                                       Executive Officer
Gary L. Depolo.................  68    Self-employed; Director of Sutter Health since          1994
                                       2002; Director of Alta Bates Summit Medical Center
                                       since 1997; advisory board member to Foster Farms
                                       Poultry Company from 1997 until 2002
Earl T. Kivett.................  56    Retired; former partner in Bain & Company where Mr.     2002
                                       Kivett was employed for nearly 23 years and served
                                       as a member of Bain & Company's worldwide board of
                                       directors from 1989 to 2001
William A. Pennella............  59    Vice Chairman of the Crowley Board since 2000;          2000
                                       Executive Vice President of Crowley
Leland S. Prussia..............  75    Self-employed economic consultant and financial         1994
                                       advisor from 1987 to the present
Cameron W. Wolfe, Jr. .........  64    Partner, Orrick, Herrington & Sutcliffe LLP             1989

     Mrs. Molly M. Crowley is the widow of Thomas B. Crowley, the father of Thomas B. Crowley, Jr. Mr. Phillip E. Bowles is the first cousin of Thomas B. Crowley, Jr. Except for the family relationship between Mrs. Crowley and Thomas
B. Crowley, Jr., and Mr. Bowles and Thomas B. Crowley, Jr., there is no family relationship by blood, marriage or adoption between any of the individuals named above and any executive officer or director. There is no arrangement or understanding between the above individuals and any other person pursuant to which they have been or will be selected as a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                               PROPOSAL NUMBER 2.

  APPROVAL OF THE CROWLEY MARITIME CORPORATION 2004 MANAGEMENT INCENTIVE PLAN

     In 2001, the Board of Directors of the Company approved the Company's 2001 Management Incentive Plan (the "2001 PLAN"). The 2001 Plan was designed to allow the Company to pay qualified "performance-based" compensation under Section 162(m) of the Internal Revenue Code. Under the rules of Section 162(m), the material terms of a bonus plan such as the 2001 Plan must again be approved by the stockholders of the Company. Accordingly, the Board has amended and restated the 2001 Plan as the 2004 Plan. The material terms of the 2004 Plan that require stockholder approval are: (i) the participants covered by the 2004 Plan; (ii) the objective performance goals described below; and (iii) the individual per performance period bonus limit of five times the highest annualized rate of base compensation paid to any officer of the Company for fiscal year 2003 as reported in this proxy statement. If these material terms are not approved by the Company's stockholders, future bonus payments may not be made under the 2004 Plan with respect to covered executives under Section 162(m).

BACKGROUND

     Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under
Section 162(m). The 2004 Plan is intended to permit the Company to pay incentive compensation which qualifies as performance-based compensation, thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation.

DESCRIPTION OF THE 2004 PLAN

     The following paragraphs provide a summary of the principal features of the 2004 Plan and its operation. The following summary is qualified in its entirety by reference to the 2004 Plan document appended hereto.

PURPOSE OF THE 2004 PLAN

     The purpose of the 2004 Plan is to: (i) motivate and reward executives for good performance; and (ii) allow the Company to vary its compensation expense based on the Company's financial performance. In accordance with the Company's compensation policy that cash compensation should vary with Company performance, a substantial part of each executive's total cash compensation has been tied to performance of the Company by way of performance-based bonuses under the 2004 Plan.

ADMINISTRATION OF THE 2004 PLAN

     The Plan is administered by the Compensation Committee and the Executive Compensation Subcommittee of the Board (each the "COMMITTEE"). The Executive Compensation Subcommittee currently acts as the Committee with respect to awards intended to qualify as "performance-based compensation" under Section 162(m). Subject to the terms of the Plan, the Committee has the sole discretion to determine the key employees who will be granted awards, and the amounts, terms and conditions of each award.

ELIGIBILITY TO RECEIVE AWARDS

     Eligibility for the Plan is determined in the discretion of the Committee. In selecting participants for the Plan, the Committee chooses key employees of the Company and its affiliates who are likely to have a significant impact on Company performance.

AWARDS AND PERFORMANCE GOALS

     Under the Plan, the Committee establishes: (1) the performance goals which must be achieved in order for the participant to actually be paid an award; and
(2) a formula or table for calculating a participant's award, depending upon how actual performance compares to the preestablished performance goals. A participant's award will increase or decrease as actual performance increases or decreases. The Committee also determines the periods for measuring actual performance (the "performance period"). Performance periods may last as long as three Company fiscal years. The Committee may establish multiple or overlapping performance periods.

     The Committee may set performance periods and performance goals which differ from participant to participant. For example, the Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee will specify performance goals from the following list:
(i) operating income as a percentage of revenue; (ii) earnings before interest and taxes; (iii) earnings before interest, taxes, depreciation and amortization;
(iv) net income; (v) operating cash flow; (vi) return on assets; (vii) return on equity; (viii) return on sales; and (ix) revenue, each with respect to the Company and/or any operating unit(s) of the Company, as determined by the Committee in its sole discretion.

     For any performance period, no participant may receive an award of more than five times the highest annualized salary reported for any Company officer for fiscal year 2003 in this proxy statement.

DETERMINATION OF ACTUAL AWARDS

     After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which was achieved. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Plan generally will be payable in cash within a reasonable period after the performance period during which the award was earned. The Committee may permit the deferral of awards.

AWARDS UNDER THE 2004 PLAN

     Awards under the 2004 Plan will be made at the discretion of the Committee and the actual amount is dependent on performance. Accordingly, awards that will be made under the 2004 Plan are not yet determinable.

AMENDMENT AND TERMINATION OF THE 2004 PLAN

     The Board may amend or terminate the 2004 Plan at any time and for any reason.

REQUIRED APPROVAL

     In the event that stockholder approval of the material terms of the 2004 Plan is not obtained: (i) awards previously earned under the 2001 Plan will remain valid and outstanding; and (ii) the Company may make awards under the 2004 Plan but not with respect to covered executives under Section 162(m).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CROWLEY MARITIME CORPORATION 2004 MANAGEMENT INCENTIVE PLAN.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our Board of Directors currently has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or a committee performing a similar function.

     The AUDIT COMMITTEE consists of independent directors as defined under current listing standards for the NASDAQ Stock Market (Rule 4200(a)(15), (other than Mr. Crowley, who is an employee of the Company) and assists the Board in overseeing: (a) the integrity of Crowley's financial statements; (b) with the aid of Company counsel, Crowley's compliance with legal and regulatory requirements related to the documents filed with the Securities and Exchange Commission (the "SEC"); (c) the qualifications and independence of Crowley's independent auditors; (e) the performance of Crowley's internal auditors and independent auditors; and (f) Crowley's system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent auditors for Crowley and pre-approves all audit and non-audit services to be performed by the independent auditors. Messrs. Bowles, Crowley, Depolo (Chairperson), Kivett and Prussia are the current members of the Audit Committee. Messrs Bowles, Depolo, Kivett and Prussia each served on the Committee throughout 2003 and Mr. Crowley was appointed to the Audit Committee on December 12, 2003. The Audit Committee meets with Crowley's outside auditors and internal audit director on all substantive issues that may come to their attention.

     The COMPENSATION COMMITTEE is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). Its Executive Compensation Subcommittee (the "SUBCOMMITTEE") was formed on February 28, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), non-employee directors of the Company. The Board of Directors has delegated to the Committee the authority to review and approve awards granted to certain key executives under the deferred compensation plan within the approved funding criteria of the deferred compensation plans for those individuals whose direct annual compensation is less than or equal to $1 million. The Board has delegated to the Subcommittee the authority to recommend to the Board base salary compensation, performance criteria, and proposed payments under these criteria for the Management Incentive Plan for those executive officers of the Company whose direct annual compensation is in excess of $1 million. The Board has delegated to the Chairman of the Board, President, and Chief

Executive Officer the authority to determine the base salary and bonuses of employees whose direct annual compensation is less than or equal to $1 million. The Board of Directors has delegated authority to the Committee to make recommendations to the Board concerning the funding criteria for determining bonuses under the Company's bonus plan for employees whose direct annual compensation is less than or equal to $1 million.

  NOMINATING COMMITTEE

     The Board of Directors does not have a nominating committee or a committee performing similar functions. The Board of Directors is of the view that it is appropriate not to have such a committee because the full Board of Directors participates in the consideration of director nominees. Although the Board of Directors does not have a formal process for identifying and evaluating nominees for director, it has been the practice of our Board to identify nominees for director based upon recommendations from current directors. The Board of Directors also may rely upon recommendations from management members, business contacts, stockholders and third-party search firms. Messrs. Bowles, Depolo, Kivett and Prussia are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Stock Market's listing rules. In considering proposed nominees for director, our Board of Directors considers a number of qualifications, including independence, knowledge, judgment, character, integrity, leadership, education, experience, knowledge of the Company's business and industry, strategic vision, financial literacy, standing in the community, dedication and ability to complement the Board's existing strengths. The Board of Directors also considers such other factors as it may deem to be in the best interests of the Company and its stockholders including the size of the Board of Directors, the work required of current directors, whether any vacancies on the Board are expected due to retirement or otherwise, whether a proposed nominee has particular skills and characteristics that, within the context of the current composition of the Board of Directors, would be beneficial to the Board, and whether a proposed nominee is willing and able to devote the time required to attend meetings and participate effectively. The procedures used by the Board of Directors to evaluate proposed nominees are applied consistently and do not vary based upon the party who has named the proposed nominee.

     While the Board of Directors has not, on a historical basis, received recommendations for director nominees from stockholders, it will consider director candidates recommended by our stockholders. Written recommendations for director candidates should be delivered to the Corporate Secretary of the Company at least six months before the next annual meeting of stockholders to assure time for meaningful consideration by the Board of Directors. Each such submission must include: (1) a brief description of the candidate; (2) the candidate's name, age, business address and residence address; (3) the candidate's principal occupation; (4) the number of shares of stock of Crowley owned by the candidate, if any; and (5) any other information that would be required under the rules of the SEC for a proxy statement which sets forth nominees for a Board of Directors. Recommended candidates may be required to provide additional information as a condition to consideration by the Board of Directors.

MEETINGS AND ATTENDANCE

     During 2003, our Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met once and the Executive Compensation Subcommittee met once. All of our incumbent directors attended 100 percent of the total number of meetings: (1) of the Board of Directors (held during the period for which he or she has been a director); and (2) of the Audit Committee, the Compensation Committee and the Executive Compensation Subcommittee (during any periods that he or she served on such committees).

COMMUNICATIONS FROM STOCKHOLDERS

     The Board of Directors has approved the following process for stockholders to send communications to the Board of Directors: Correspondence to the Board of Directors or any individual director should be sent in care of the Corporate Secretary to our principal executive offices in Oakland, California. The Corporate Secretary will regularly provide the Board with a summary of all such stockholder communications that the Corporate Secretary receives on behalf of the Board of Directors or any individual director. Such communications are available for review by any director upon his or her request.

ATTENDANCE OF OUR ANNUAL MEETING BY OUR BOARD OF DIRECTORS

     It is the Company's policy to encourage each of the members of our Board of Directors to attend our Annual Meeting of Stockholders. All eight members of our current Board of Directors (and one former member of our Board of Directors who served on our Board of Directors in 2003) attended our 2003 annual meeting.

COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive any fees or compensation for service on the Board of Directors or of any committee thereof. Each member of the Board of Directors who is not an employee of the Company is entitled to: (a) an annual retainer of $33,075; (b) a fee of $840 for each Board of Directors meeting attended in person; (c) a fee of $500 for each Board of Directors meeting attended by conference call; and (d) a fee of $1,050 for each Board of Directors committee meeting attended in person or by conference call. The Company also reimburses each member of the Board of Directors who is not an employee of the Company for expenses reasonably incurred in attending in person a Board of Directors meeting or a Board of Directors committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Thomas B. Crowley, Jr., the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and certain trusts for the benefit of his descendants, are parties to certain split-dollar life insurance agreements. These agreements were created for estate planning purposes intended to promote the long term stability of the Company and generally provide for: (a) the Company to pay the annual premiums for certain life insurance policies owned by Mr. Crowley or the trusts; and (b) Mr. Crowley, or the trusts, to reimburse the Company in an amount equal to the annual term cost of the insurance coverage. The policies are pledged to the Company as security for the obligation of Mr. Crowley, or the trusts, as the case may be, to pay to the Company, upon termination of the split-dollar life insurance agreements, an amount equal to the aggregate amounts of premiums paid by the Company as such amounts may have been reduced by certain payments made by or on behalf of Mr. Crowley or the trusts prior to the date upon which the split-dollar life insurance agreements terminate, except that if the agreements are terminated prior to the death of the insured the amount owed by Mr. Crowley and the trusts is limited to the cash surrender value of the policies. At any time during the last fiscal year the largest aggregate amount owed by Mr. Crowley and the trusts based upon the cash surrender value of these policies was $18,039,662. As of April 25, 2004, the largest aggregate amount owed by Mr. Crowley and the trusts based upon the cash surrender value of these insurance policies was $10,531,475. As stated below, the reduction in the amount owed is the result of a payment in the amount of approximately $7.5 million that was made in December of 2003. No interest is charged by the Company for any and all amounts which may be outstanding under these arrangements.

     It is currently uncertain whether the Sarbanes-Oxley Act of 2002 (the "ACT") prohibits the Company from continuing to pay the annual premiums for these life insurance policies owned by Mr. Crowley and the trusts. While the Act does not specifically address these types of insurance arrangements, it generally makes it unlawful for an issuer to extend or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of that issuer. Since it is possible that the Act might be construed as treating annual premium payments made after July 30, 2002 under the split-dollar life insurance agreements as new extensions of credit which would be prohibited by the Act, the Company has suspended making any annual premium payments for the life insurance policies owned by Mr. Crowley and the trusts. The Company may decide in the future to resume making such payments. In the meantime, Mr. Crowley has advised the Company that he will continue to pay the term cost of the insurance coverage.

     On December 23, 2003, the Company and Mr. Crowley entered into a settlement agreement terminating one of the split dollar life insurance agreements. Pursuant to this settlement agreement, Mr. Crowley paid the Company approximately $7.5 million, an amount representing premiums paid by the Company for the insurance policies subject to the terminated split dollar life insurance agreement. The settlement agreement also provides that the Company pay Mr. Crowley annually an amount, on an after tax basis, equal to the interest payable by Mr. Crowley on financing he arranged to make this payment to the Company. This obligation terminates: (i) upon surrender or termination of the polices subject to the settlement agreement, unless Mr. Crowley rolls over or reinvests the entire amount received upon surrender or termination into one or more new policies on the life of Mrs. Molly Crowley; (ii) at the Company's option if Mr. Crowley ceases to be employed by the Company; (iii) upon the death of Mrs. Molly Crowley; or (iv) upon the bankruptcy, insolvency or dissolution of the Company. In the settlement agreement, Mr. Crowley released any claims that he might have against the Company due to the Company having ceased making premium payments as required by the terminated split dollar life insurance agreement.

     In 1988, the Company entered into an Individual Executive Benefit Agreement with James B. Rettig, a former director, who was employed by the Company and its predecessors in various capacities for 54 years and retired while acting as President of the Company. Under this agreement, funded by an insurance policy on Mr. Rettig's life: (a) Mr. Rettig is entitled to receive an amount equal to $143,618 annually for his lifetime, which amount is paid by borrowing from the insurance policy; (b) his wife is entitled to receive $205,168 annually for her lifetime after Mr. Rettig's death; and (c) in the event that Mr. Rettig changes his beneficiary designation, survivor benefits will be paid to the new beneficiary for the lesser of the new beneficiary's lifetime or fifteen years after Mr. Rettig's death. As a result of a tax gross up provision contained in this agreement, Crowley paid Mr. Rettig $205,168 in 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Cameron W. Wolfe, Jr., a director and Chairperson of the Compensation Committee, is a partner in the law firm of Orrick, Herrington & Sutcliffe LLP. The Company has retained Orrick, Herrington & Sutcliffe LLP to provide legal services, including during the last three years. The Company will retain that firm during the current fiscal year.

EXECUTIVE COMPENSATION

     The following table shows compensation earned during 2001, 2002 and 2003 by Crowley's Chief Executive Officer and Crowley's other four most highly compensated executive officers for each of those years (the "named executive officers"). The information in the table includes salaries, bonuses and other miscellaneous compensation. The columns "Long Term Compensation
Awards -- Restricted Stock Awards" and "-- Securities Underlying Options/SARs", and "Long Term Compensation Payouts -- LTIP Payouts" are omitted because the Company has no programs under which stock options, restricted stock or stock appreciation rights have been granted.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                          --------------------------------------------
                                                                          OTHER ANNUAL    ALL OTHER
NAME AND                                                                  COMPENSATION   COMPENSATION
PRINCIPAL POSITION                        YEAR   SALARY ($)   BONUS ($)      ($)(1)         ($)(2)
------------------                        ----   ----------   ---------   ------------   ------------
Thomas B. Crowley, Jr...................  2003    $757,050     710,890      $ 62,707        991,024
  Chairman of the Board, President,       2002     726,255     698,250       112,891      3,666,717
  and Chief Executive Officer             2001     690,015     636,170       111,784      3,789,154
William A. Pennella.....................  2003     391,935      185000             0        134,923
  Vice Chairman and                       2002     379,110     190,000             0        129,141
  Executive Vice President                2001     363,540     130,500             0        132,338
William P. Verdon.......................  2003     267,540     100,000             0        116,324
  Senior Vice President                   2002     257,655     100,000             0         90,390
  and General Counsel                     2001     247,110     100,500             0         98,759
Albert M. Marucco.......................  2003     240,405      50,000             0         74,498
  Vice President and Treasurer            2002     232,860      55,000             0         75,058
                                          2001     223,275      39,000                       78,487
Richard L. Swinton......................  2003     180,180      39,000             0         55,490
  Vice President, Tax and Audit           2002     174,420      43,000             0         55,036
                                          2001     165,885      29,000             0         63,643

---------------

(1) Represents perquisites, including $102,599 paid in 2001 for tax consulting and preparation services performed in 2000 and 2001, $103,647 paid in 2002 for tax consulting and preparation services performed in 2002, and $53,214 paid in 2003 for tax consulting and preparation services performed in 2003.

(2) Includes for 2001 $2,978,426 and for 2002 $2,700,023 representing the non-term portion of premiums paid on life insurance policies subject to split dollar agreements with Mr. Crowley and certain trusts for the benefit of his family. This amount will be repaid to the Company, without interest, when the split dollar agreements terminate. (Also includes amounts contributed under the Crowley Retirement Income System Plan for 2001 ($10,200 each on behalf of Messrs. Crowley, Pennella and Verdon, $13,260 on behalf of Mr. Marucco and $9,887 on behalf of Mr. Swinton), for 2002 ($10,600 each on behalf of Messrs. Crowley, Pennella and Verdon, $13,660 on behalf of Mr. Marucco and $10,333 on behalf of Mr. Swinton) and for 2003 ($12,000 each on behalf of Messrs. Crowley, Pennella, and Verdon, $15,680 on behalf of Mr. Marucco and $11,405 on behalf of Mr. Swinton); amounts contributed under the Crowley Maritime Corporation Deferred Compensation Plan for 2001 ($800,000 on behalf of Mr. Crowley, $110,000 on behalf of Mr. Pennella, $75,000 on behalf of Mr. Verdon, $56,000 on behalf of Mr. Marucco and $44,000 on behalf of Mr. Swinton), for 2002 ($955,500 on behalf of Mr. Crowley, $115,000 on behalf of Mr. Pennella, $75,000 on behalf of Mr. Verdon, $57,000 on behalf of Mr. Marucco and $44,000 on behalf of Mr. Swinton) and for 2003($978,430 on behalf of Mr. Crowley, $120,000 on behalf of Mr. Pennella, $100,000 on behalf of Mr. Verdon, $55,000 on behalf of Mr. Marucco and $44,000 on behalf of Mr. Swinton); and amounts reflecting the cost of group-term life insurance coverage over $50,000 for the named executive officers.

COMPENSATION COMMITTEE AND EXECUTIVE COMPENSATION SUBCOMMITTEE REPORT

To the Board of Directors:

     The Compensation Committee of the Company's Board of Directors (the "COMMITTEE"), together with its Executive Compensation Subcommittee (the "SUBCOMMITTEE"), provides the following report on compensation with respect to executive officers defined under the rules of the Securities and Exchange Commission.

     The Committee is comprised of Messrs. Bowles, Crowley, Depolo, Kivett, Prussia and Wolfe (Chairperson). The Subcommittee was formed on February 28, 2002 and is comprised of Messrs. Depolo, Kivett and Prussia (Chairperson), non-employee directors of the Company. The Board of Directors has delegated to the Committee the authority to review and approve awards granted to certain key executives under the deferred compensation plan within the funding criteria as approved by the Board for those individuals whose direct annual compensation is less than or equal to $1 million. For those employees whose direct annual compensation is less than or equal to $1 million, the Board has delegated to the Chairman, President, and Chief Executive Officer the authority to determine: (a) base salary; and (b) bonuses under the Company's bonus plan. The Board has delegated to the Subcommittee the authority to approve base salary compensation, bonuses, deferred compensation, the performance criteria, and proposed payments under these criteria for the Management Incentive Plan for those executive officers of the Company whose direct annual compensation is in excess of $1 million.

     In order to assist the Committee and the Subcommittee in performing their responsibilities, the Company retained an independent executive compensation consultant to conduct a market analysis and evaluation of base salaries, total cash compensation, and total direct compensation for the Company's top executives, including its executive officers. Among other things, this analysis compared the Company's executive compensation program with: (a) a peer group of ten publicly traded shipping and transportation companies; and (b) certain nationally published compensation surveys.

  COMPENSATION PHILOSOPHY

     Crowley's company-wide compensation philosophy is to link closely an individual's compensation with his or her individual performance, and to link total Company compensation levels with Crowley's performance while supporting and reinforcing its long-term business strategy. The current programs provide executive officers and other key employees with the opportunity to earn market competitive salaries and incentive compensation related to performance considered to be acceptable to the Committee. All major components of compensation are structured to provide significant differentiation among employees based upon their individual performance levels. The objectives of the Company's executive compensation program, as developed by the Committee, are to:

     - Align the compensation program design with Company goals, key performance measures, and expectations of the Company and each business unit;

     - Attract and retain experienced high-quality executives from industry in general and the marine transportation industry in particular;

     - Reward executives for superior performance measured by the Company's financial results, strategic achievements and individual contributions to the overall progress of Crowley while balancing the interests of our three key stakeholders -- employees, customers and stockholders;

     - Reinforce strategic and business plans to position Crowley for growth;

     - Balance short-term and long-term performance and compensation; and

     - Enhance stockholder value over time.

     Certain parts of the marine transportation industry are extremely competitive and cyclical. Attraction and development of experienced executives in this narrow industry is challenging. The best use of the Company's assets and interests cannot be realized without the conception, development and execution of creative ideas that fully utilize worthwhile opportunities as they arise. The Company's current compensation plan allows the Committee to reward executive achievement which meets these criteria. The Company achieves these goals through a compensation strategy of competitive salaries, annual cash bonuses and other incentives.

  FISCAL 2003 EXECUTIVE COMPENSATION

  Base Compensation

     The Board has delegated to the Chairman of the Board, President and Chief Executive Officer the determination of base salary compensation of executive officers whose direct annual compensation is less than $1 million. Individual executive officer salaries are reviewed annually and the Chairman may approve increases from time to time based on individual and Company performance, as well as increases in pay levels for executives generally and within the marine transportation industries in particular. In determining appropriate base salaries for fiscal 2003, the Chairman considered management's recommendations along with assessments of the individual's job performance, the employee's expected future contribution to Crowley's success and growth, and relevant assessments for market competitiveness. Our Chairman of the Board, President and Chief Executive Officer seeks to set base salaries for the Company's executive officers at levels that are competitive with those for executives with comparable roles and responsibilities, including revenue size, within the United States industrial community in general and the marine transportation industry in particular. During 2003, the Chairman, President and Chief Executive Officer reviewed and adjusted base salaries of individual executive officers as of April 1, 2003.

     The Subcommittee approves the base salary of executive officers whose direct annual compensation is equal to or greater than $1 million. Individual executive officer salaries are reviewed annually and the Subcommittee may approve, from time to time, salary adjustments based upon: (a) individual and Company performance; and (b) increases in pay levels for executives within the United States industrial community in general and the marine transportation industry in particular. Effective April 1, 2003, the Subcommittee approved an increase in the base salary of the Chairman of the Board, President and Chief Executive Officer from $735,000 to $764,400. The decision was based upon the Subcommittee's determination as to how such compensation could best be consistent with the compensation objectives stated above. In particular, the Subcommittee considered the financial results achieved by the Company during 2002, the challenges of managing an international transportation business during a time of war and continuing threats of terrorism coupled with serious economic challenges. The Subcommittee also compared the Company's results with those of other companies in its sector of the marine transportation business and in other relevant industries. Finally, the Subcommittee recognized Mr. Crowley's unique ability to inspire high levels of performance from the Company's officers and employees and his continuing ability to promote the Company's interests through his personal relationships with key customers and other business associates.

  Annual Bonus Compensation

     The Board has delegated to the Chairman of the Board, President and Chief Executive Officer the determination of cash bonus payments within the funding criteria approved by the Board for those employees whose direct annual compensation is less than or equal to $1 million. The funding amounts of the cash bonus plan reflect consideration of such factors as Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated performance for the coming year.

     The Subcommittee reviews and approves the objective funding criteria for the cash bonus component of the Management Incentive Plan for those executive officers whose direct annual compensation is greater than $1 million. During 2003, the Subcommittee made no changes regarding the objective funding criteria of the Management Incentive Plan and operated under the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2004, the Subcommittee approved the cash bonus payment of $710,890 to the Chairman of the Board, President and Chief Executive Officer for 2003. The amount of this payment was determined pursuant to the objective criteria approved by the Board for fiscal 2003. In particular, the Subcommittee considered the financial results achieved by the Company during 2003, including the fact that the Company generated operating income during 2003, although slightly lower than operating income for 2002. The Subcommittee also recognized Mr. Crowley's ability to inspire high levels of performance from the Company's officers and employees and his continuing ability to promote the Company's interests through his personal relationships with key customers and business contacts relevant to the Company's business. It noted that Mr. Crowley's accomplishments during 2003 came at a time of war, the continued threat of terrorism and a struggling world and U.S. economy.

  Annual Deferred Compensation

     Based upon the determination by the Chairman of the Board, President and Chief Executive Officer, the Committee reviews and approves the annual awards granted to individual employees under the deferred compensation plan in which certain key executives whose direct annual compensation is equal to or less than $1 million participate. The funding amounts of the deferred compensation plan reflect the Committee's consideration of such factors as Company profitability, maritime and general industry salary surveys, cash flow, strategic decisions that position the Company for long-term success and the anticipated performance for the coming year. In March 2004, the Committee additionally reviewed and approved management recommendations for deferred compensation plan awards granted to certain key executives for 2003 performance pursuant to the criteria approved by the Board for fiscal 2003. The Committee gives appropriate weight to the recommendations submitted by the Chairman of the Board, President and Chief Executive Officer and the Vice Chairman of the Board.

     The Subcommittee reviews and approves the objective funding criteria and actual awards for the deferred compensation component of the Management Incentive Plan for those executive officers whose direct annual compensation is greater than $1 million. During 2003, the Subcommittee made no changes regarding the objective funding criteria of the Management Incentive Plan and operated under the criteria approved by the Board in December 2001 for fiscal years 2002 and 2003. In March 2004, using the applicable criteria, the Subcommittee approved the deferred compensation award of $978,430 to the Chairman of the Board, President, and Chief Executive Officer. The amount of this award was determined pursuant to the objective criteria approved by the Board.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

     Under Section 162(m) of the Internal Revenue Code, compensation to the named executive officers in excess of $1,000,000 per year is not tax deductible for Crowley unless certain requirements are met. In December of 2001, the Board of Directors adopted the Management Incentive Plan (the "162(M) PLAN") by which any compensation payable to Mr. Crowley (or any of the other named executive officers) in excess of $1,000,000 must be based upon performance as measured against clear criteria established within 90 days after the beginning of our fiscal year. The Subcommittee consisting of Messrs. Depolo, Kivett and Prussia (Chairperson), all non-employee directors of the Company, administers the 162(m) Plan. As a result of Mr. Crowley's performance as measured by the 162(m) Plan, all of Mr. Crowley's 2003 compensation will be tax-deductible under Section 162(m). The Company does not expect that the deductibility of cash compensation it pays to other named executive officers in fiscal 2003 will be affected by the limitations of Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility under Section 162(m), the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company: (a) has not adopted a policy that all compensation must qualify as deductible under Section 162(m); and (b) may enter into additional compensation or other arrangements in the future under which payments to Mr. Crowley or one or more of the named executive officers are not deductible under Section 162(m).

                                          Submitted by:

                                          COMPENSATION COMMITTEE MEMBERS

                                          Philip E. Bowles
                                          Thomas B. Crowley, Jr.
                                          Gary L. Depolo
                                          Earl T. Kivett
                                          Leland S. Prussia
                                          Cameron W. Wolfe, Jr., Chairperson

                                          and

                                          EXECUTIVE COMPENSATION SUBCOMMITTEE
                                          MEMBERS

                                          Gary L. Depolo
                                          Earl T. Kivett
                                          Leland S. Prussia, Chairperson

AUDIT COMMITTEE REPORT

To the Board of Directors:

     We, the members of the Audit Committee, assist the Board of Directors in its oversight of Crowley's accounting, reporting and controls. We also evaluate the performance and independence of Crowley's independent auditors. Even though Crowley's Common Stock is neither listed on any national securities exchange nor traded on any public exchange or in any other established trading market, each of us, other than Mr. Crowley, an employee of the Company, is "independent" as defined in required by current listing standards of the NASDAQ Stock Market. We operate under a written charter that has been approved by us and the full Board of Directors. We have included a copy of our current charter as APPENDIX 1 to this proxy statement.

     Management is responsible for the preparation, presentation and integrity of Crowley's financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors, Deloitte & Touche LLP, are responsible, among other things, for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. In addition to overseeing these processes, we also oversee: (a) the qualifications and independence of our independent auditors; (b) Crowley's system of disclosure controls and internal controls over finance, accounting, legal compliance and ethics; and (c) the performance of the independent auditor. To the extent required by law, the Audit Committee is responsible for approving the engagement of the independent auditors for Crowley and pre-approves all audit and non-audit services to be performed by the independent auditors.

     We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Deloitte & Touche LLP that firm's independence, and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditor's independence.

     Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to above and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Crowley's Annual Report on Form 10-K for fiscal 2003.

                                          Submitted by:

                                          AUDIT COMMITTEE MEMBERS

                                          Philip E. Bowles
                                          Thomas B. Crowley, Jr.
                                          Gary L. Depolo, Chairperson
                                          Earl T. Kivett
                                          Leland S. Prussia

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones U.S. Marine Transportation Index for the five-year period ended December 31, 2003.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CROWLEY MARITIME CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
                    DOW JONES US MARINE TRANSPORTATION INDEX

                                  [LINE GRAPH]

          * $100 invested on 12/31/98 in stock or index-including reinvestment of dividends.
          Fiscal year ending December 31.

     Even though our registration statement on Form 10 was not declared effective pursuant to the Securities Exchange Act of 1934, as amended, until May 31, 2002 and shares of our Common Stock are neither listed on any national securities exchange nor traded on any public stock exchange or in any other established trading market, quotations for the price of the shares of our Common Stock have been available in the Pink Sheets (a centralized quotations service that collects and publishes market maker quotes for over the counter securities) for a period in excess of five years. While the information set forth above concerning the price of our Common Stock is based upon quotations obtained from the Pink Sheets, our stock tends to trade on a very infrequent basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 19, 2004, certain information with respect to: (i) each person known to the Company to be the beneficial owner of more than 5% of our Common Stock, 5% of our Class N Common Stock or 5% of our Preferred Stock; (ii) each director, (iii) each executive officer and (iv) all directors and all executive officers as a group. Except for Franklin Resources, Inc. and The Mechanics Bank of

Richmond, whose addresses are set forth below, the address of each beneficial owner of more that 5% of a class of our equity securities is 155 Grand Avenue, Oakland, California 94612.

                                                                  CLASS N                SERIES A
                                         COMMON STOCK           COMMON STOCK         PREFERRED STOCK
                                     --------------------   --------------------   --------------------
                                     NUMBER OF              NUMBER OF              NUMBER OF
                                      SHARES     PERCENT     SHARES     PERCENT     SHARES     PERCENT
NAME                                 OWNED(1)    OF CLASS   OWNED(1)    OF CLASS   OWNED(1)    OF CLASS
----                                 ---------   --------   ---------   --------   ---------   --------
The Mechanics Bank of
  Richmond(2)......................    32,601      36.5%     46,138       100%      225,848      71.6%
Franklin Resources, Inc.(3)........     6,582       7.4%         --        --            --        --
Thomas B. Crowley, Jr.(4)..........    57,831      64.7%     46,138       100%      314,794      99.9%
Philip E. Bowles...................     3,252       3.6%         --        --            --        --
Molly M. Crowley(5)................    32,601      36.5%     46,138       100%      225,848      71.6%
Gary L. Depolo.....................        --        --          --        --            --        --
Earl T. Kivett.....................        --        --          --        --            --        --
William A. Pennella(6).............       7.3         *          --        --            --        --
Leland S. Prussia..................        --        --          --        --            --        --
Cameron W. Wolfe, Jr. .............        --        --          --        --            --        --
Albert M. Marucco(7)...............     122.3         *          --        --            --        --
Richard L. Swinton(8)..............      15.8         *          --        --            --        --
William P. Verdon(9)...............       0.1         *          --        --            --        --
Christine Crowley(10)..............     5,209         6%         --        --        16,447      5.23%
Crowley Asset Management(11).......     4,525       5.1%         --        --        16,447      5.23%
All directors and executive
  officers as a group (11
  persons).........................  61,228.5     68.48%     46,138       100%      314,794      99.9%

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated in the footnotes, includes all shares with respect to which each person, executive officer or director directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Except as otherwise disclosed herein, neither the Company nor, to the best of the Company's knowledge, any of its affiliates, directors or executive officers, is party to any contract, arrangement, understanding or relationship concerning the transfer or voting of the Company's stock, joint ventures, loan or option agreements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

 (2) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which The Mechanics Bank of Richmond shares dispositive power with Molly M. Crowley and Thomas B. Crowley, Jr. The Bank's address is 1999 Harrison Street, Suite 100, Lake Merritt Plaza Building, Oakland, California 94612.

 (3) According to that Schedule 13G filed with the Securities and Exchange Commission on or about February 12, 2004, by Franklin Resources, Inc. ("FRI"), Charles B. Johnson and Rupert H. Johnson, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI's addresses are One Franklin Parkway, San Mateo, California 94403 and One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024.

 (4) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mr. Crowley has sole voting power and shares dispositive power with Molly M. Crowley and The Mechanics Bank of Richmond; 278 shares of Common Stock held by the Crowley Foundation over which Thomas B. Crowley, Jr. has sole voting and investment power; 6,182 shares of Common Stock and 73,142 shares of Series A Preferred Stock held by trusts for Mr. Crowley and members of his family as to which he has voting or investment power; 4,525 shares of Common Stock and 15,804 shares of Series A Preferred Stock held by Crowley Asset Management, over which he shares voting and investment power with his spouse, Christine Crowley, 9,372 shares of Common Stock held by the Crowley Maritime Corporation Retirement Stock Plan as to which Thomas B. Crowley, Jr. may acquire beneficial ownership within 60 days; and 4,873 shares of Common Stock held by the Crowley Maritime Corporation Stock Savings Plan as to which Thomas B. Crowley, Jr. may acquire beneficial ownership within 60 days.

 (5) Includes 32,601 shares of Common Stock, 46,138 shares of Class N Common Stock and 225,848 shares of Series A Preferred Stock held by the Thomas B. Crowley Marital Trust over which Mrs. Molly Crowley shares dispositive power with Thomas B. Crowley, Jr. and The Mechanics Bank of Richmond.

 (6) These shares are held by Mr. Pennella under the Company's Stock Savings
     Plan.

 (7) These shares are held by Mr. Marucco under the Company's Stock Savings
     Plan.

 (8) These shares are held by Mr. Swinton under the Company's Stock Savings
     Plan.

 (9) These shares are held by Mr. Verdon under the Company's Stock Savings Plan.

(10) Includes 4,525 shares of Common Stock and 15,804 shares of Series A Preferred Stock held by Crowley Asset Management, L.P. over which Christine Crowley shares voting and investment power with her spouse, Thomas B. Crowley, Jr.

(11) Christine Crowley, the spouse of Thomas B. Crowley, Jr., is the general partner of Crowley Asset Management, L.P. and shares voting and investment power over the shares held by the partnership with her spouse, Thomas B. Crowley, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and holders of more than 10% of the Company's Common Stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the SEC. Such reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based upon our review of the reports furnished to the Company or written representations from the reporting persons stating that no reports on Form 5 were required to be filed, the Company believes that during the fiscal year, all Section 16(a) filing requirements were satisfied on a timely basis.

AUDITORS

     Deloitte & Touche LLP served as our independent public accountants for 2003 and we expect the Audit Committee of the Board of Directors to select Deloitte & Touche LLP as our independent auditors to perform the audit of Crowley's financial statements for the year ending December 31, 2004. A representative of Deloitte & Touche LLP will not be present at the Annual Meeting.

     The following table presents fees for professional and audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for 2002 and 2003 and fees paid for other services rendered by Deloitte & Touche LLP in 2002 and 2003.

                                                                 2003         2002
                                                              ----------   ----------
Audit fees(1)...............................................  $  892,565   $  797,117
Audit-related fees(2).......................................     118,000      134,800
Tax fees(3).................................................     559,665      602,706
All Other Fees..............................................           0            0
                                                              ----------   ----------
  Total fees................................................  $1,570,230    1,543,623
                                                              ==========   ==========

---------------

(1) Audit fees represent fees for: (a) professional services provided for the audit of our financial statements and review of our quarterly financial statements; and (b) audit services provided for other statutory or regulatory filings.

(2) Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans, due diligence services related to acquisitions and divestitures and other attestation services.

(3) Tax fees consist of fees for tax compliance, tax planning and tax advice.

PRE-APPROVAL POLICY

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is tailored to the particular service or category of services. The independent auditors and management are required periodically to report to the Audit Committee the: (a) extent of services provided by the independent public accountants in accordance with this pre-approval; and (b) fees for the services performed to date. In addition, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve audit and permissible non-audit services provided by the independent public accountants, provided that the Chairperson: (a) determines that any service he pre-approves is not reasonably likely to compromise the independence of the public accountants; and (b) reports to the full Audit Committee at its next regular meeting any decision to pre-approve such services. The Audit Committee also may pre-approve particular services on a case-by-case basis.

                                 OTHER MATTERS

     The Company has no knowledge of any matters to be presented to the Annual Meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

STOCKHOLDER PROPOSALS

     No proposals by our stockholders have been placed before our 2004 Annual Meeting. Any proposals of stockholders to be presented at the Company's 2005 Annual Meeting pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices, 155 Grand Avenue, Oakland California 94612,
Attention: Secretary, not later than December 24, 2004, in order to be considered for inclusion in the Company's proxy statement and form of proxy for the 2005 Annual Meeting.

     Written notice of stockholder proposals to be submitted outside of SEC Rule 14a-8 for consideration at the Company's 2005 Annual Meeting but not to be included in the Company's proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before March 10, 2005 in order to be considered timely. The persons designated as proxies by the Company for the 2005 Annual Meeting will have discretionary voting authority with respect to any stockholder proposal of which the Company did not receive timely notice.

                                                                      APPENDIX 1

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The Audit Committee ("Committee") has been established by the Board of Directors ("Board") for the primary purpose of assisting the Board in:

     - overseeing the integrity of the Crowley Maritime Corporation ("Company") financial statements,

     - overseeing, with the aid of Company counsel, the Company's compliance with regulatory requirements related to the filing of SEC documents,

     - overseeing the independent auditor's qualifications and independence,

     - overseeing the performance of the Company's internal audit function and independent auditor, and

     - overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

     Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board.

     The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

     The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage.

     The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

II.  COMPOSITION AND MEETINGS

     The Committee shall be comprised of three or more directors as determined by the Board, the majority of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the United States Securities and Exchange Commission ("SEC"). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management, who are not committee members, and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee meetings should include quarterly discussions with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  DOCUMENTS/REPORTS/ACCOUNTING INFORMATION REVIEW --

     1. Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

     2. Review and discuss with management the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

     3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the Form 10-Q prior to its filing.

     4. Review earnings or other press releases with management that will be filed with Form 8-K, including review of "pro-forma" or "adjusted" non-GAAP information if the Company intends to release same.

     5. Discuss with management financial information and earnings guidance provided to rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

     6. Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management's response.

  INDEPENDENT AUDITORS --

     7. Oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work and review the performance of the independent auditors.

     8. Review with the independent auditor any problems or difficulties and management's response; review the independent auditor's attestation and report on management's internal control report; and hold timely discussions with the independent auditors regarding the following:

     - all critical accounting policies and practices;

     - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     - other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

     - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

     9. At least annually, obtain and review a report by the independent auditor describing:

     - the firm's internal quality control procedures;

     - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

     - (to assess the auditor's independence) all relationships between the independent auditor and the Company.

     10. Approve the engagement of and review and pre-approve audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section I 3 (a) of the Securities Exchange Act of 1934.

  FINANCIAL REPORTING PROCESSES AND ACCOUNTING POLICIES --

     11. In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

     12. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     13. Review analyses prepared by management (and the independent auditor as noted in item 8 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

     14. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     15.  Review and approve all related party transactions.

  INTERNAL AUDIT --

     16. Review activities, organizational structure, and qualifications of the internal audit function.

     17. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

  ETHICAL COMPLIANCE, LEGAL COMPLIANCE, AND RISK MANAGEMENT --

     18. Review, with the Company's counsel, any legal compliance matters including corporate securities trading policies.

     19. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     20. Discuss policies with respect to risk assessment and risk management. Such discussions should include the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.

  OTHER RESPONSIBILITIES --

     21. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     22. Prepare the report that the SEC requires be included in the Company's annual proxy statement.

     23. Annually, perform a self-assessment relative to the Committee's purpose, duties and responsibilities outlined herein.

     24. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX 2

                          CROWLEY MARITIME CORPORATION

                         2004 MANAGEMENT INCENTIVE PLAN
                   (AS ADOPTED AND EFFECTIVE MARCH 10, 2004)

1.  PURPOSE

     The purpose of this Plan is to motivate and reward eligible employees for good performance by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of Crowley Maritime Corporation (the "Company") and/or its operating units, as the case may be. This Plan is designed to ensure that the cash bonus incentives and awards under the Company's Deferred Compensation Plan (DCP) paid hereunder to executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

2.  PARTICIPANTS

     The participants in this Plan shall be employees of the Company, as determined by the Committee.

3.  ADMINISTRATION

     The Plan shall be administered by one or more committees (each a "Committee"). With respect to awards intended to constitute "qualified performance based compensation" under Code Section 162(m), the Committee shall consist solely of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Plan in accordance with Code Section 162(m). Unless the Board of Directors ("Board") provides otherwise, the Compensation Committee of the Board shall be the Committee; provided, however, that with respect to awards intended to constitute "qualified performance based compensation" to "covered employees" under Code Section 162(m), unless the Board provides otherwise, the Executive Compensation Subcommittee of the Board shall be the Committee.

4.  AMOUNT OF BONUS AND/OR DCP AWARD

     A participant's bonus payment and/or DCP award, if any, is based on (i) an individual target set by the Committee in writing with respect to the Performance Period and (ii) the Performance Goal or Goals for the Performance Period (increased or decreased, in each case in accordance with factors adopted by the Committee with respect to the Performance Period that relate to unusual items). However, no bonus and/or DCP award in excess of five times the annualized highest rate of base compensation paid to any executive of the Company with respect to 2003 as reported in the Company's proxy statement for the 2004 Annual Meeting will be paid to any participant with respect to a Performance Period. The Committee may also reduce an individual's maximum bonus calculated under the preceding formula in its sole discretion. This Plan's Performance Goals may include: (i) operating income as a percentage of revenue;
(ii) earnings before interest and taxes, (iii) earnings before interest, taxes, depreciation and amortization; (iv) net income; (v) operating cash flow; (vi) return on assets; (vii) return on equity; (viii) return on sales; and (ix) revenue, each with respect to the Company and/or any operating unit(s) of the Company, as determined by the Committee in its sole discretion. With respect to awards not intended to constitute "qualified performance based compensation" with respect to a "covered employee" under Code Section 162(m), the Committee may also establish additional individual Performance Goals. A "Performance Period" shall be with respect to a participant, any fiscal period of the Company not exceeding thirty-six (36) months, as determined by the Committee in its sole discretion. Bonuses to be paid to participants who are not subject to the limitations of Section 162(m) may take into account other factors. The Committee, in its sole discretion, may permit a participant to defer receipt of cash that would otherwise be delivered to the participant under this Plan. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion. The selection and adjustment of applicable Performance Goals, and the establishment of targets, shall occur in compliance with the rules of Code Section 162(m).

5.  PAYMENT OF BONUS AND/OR DCP AWARD

     Subject to the Committee's discretion, the payment of a bonus and/or DCP award generally requires that the participant be on the Company's payroll as of the date the bonus is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. Bonus payments may be made in cash. DCP awards shall be made in conformity with the Deferred Compensation Plan. No bonus or DCP award shall be paid unless and until the Committee certifies in writing the extent to which the Performance Goal(s) applicable to a participant have been achieved or exceeded. The Committee may establish different Performance Periods for different participants, and the Committee may establish concurrent or overlapping Performance Periods.

6.  EFFECTIVE DATE, AMENDMENT AND TERMINATION

     The Plan shall be effective upon its adoption. However, no amounts intended to be "qualified performance based compensation" under Code Section 162(m) shall be paid until the Company's stockholders have approved the Plan. The Board of Directors reserves the right to amend or terminate this Plan at any time with respect to future services of participants. Plan amendments will require stockholder approval only to the extent required by applicable law.

7.  LEGAL CONSTRUCTION

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. The granting of awards under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Plan.

8.  EXECUTION

     IN WITNESS WHEREOF, Crowley Maritime Corporation, by its duly authorized officer, has executed the Plan as the date indicated below.

                                          CROWLEY MARITIME CORPORATION

                                          By         /s/ BRUCE LOVE
                                            ------------------------------------
                                                       Its Secretary
Dated: March 10, 2004

PROXY
CROWLEY MARITIME CORPORATION

PLEASE MARK VOTES
AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROWLEY MARITIME CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2004

The undersigned stockholder of Crowley Maritime Corporation (the "Corporation ") hereby appoints WILLIAM A. PENNELLA, ALBERT M. MARUCCO, RICHARD L. SWINTON AND WILLIAM P. VERDON, and each of them, as proxies and attorneys-in-fact with full power of substitution to each, for and in the name of the undersigned and with all the powers the undersigned would possess if personally present, to vote all the shares of Common Stock and Series A Preferred Stock in the Corporation of the undersigned at the Annual Meeting of Stockholders of the Corporation, to be held at Ginn House, Preservation Park, located at 660 - 13th Street, Oakland, California, on Thursday, May 20, 2004, at 9:00 A.M.(Pacific Daylight Time) or at any adjournment or postponement thereof, on all matters as may properly come before the meeting.

To vote on any item, please mark this proxy as indicated. If you wish to vote in accordance with the Board of Directors recommendations, please sign below; no boxes need be checked.

                X    With-     For All
        For          hold      Except

Proposal 1: Election of the following directors for a one year term, each to hold office until his or her successor shall be elected and qualified: Philip
E. Bowles, Molly M Crowley, Thomas B. Crowley, Jr., Gary L. Depolo, Earl T. Kivett, William A. Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

The Board of Directors recommends a vote FOR all nominees in Proposal 1.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is given with respect to Proposal 1 and Proposal 2, this Proxy will be voted FOR all of the nominees for director in Proposal 1 and FOR Proposal 2 and, in the discretion of the proxyholder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

Proposal 2: Approval of the Crowley Maritime Corporation 2004 Management Incentive Plan.

The Board of Directors recommends a vote FOR the approval of the Crowley Maritime Corporation 2004 Management Incentive Plan.

NOTE: Please mark, date, and sign your name as it appears hereon and return in the enclosed envelope. When signing as an attorney, executor, administrator, trustee or Guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

        For             Against             Abstain

Please be sure to sign and date this Proxy in the box below.

        Date

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

CROWLEY MARITIME CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.